Exhibit 10.3

AMENDMENT NO. 1

TO

THE INVESTMENT ADVISORY AGREEMENT

BETWEEN

BAIN CAPITAL PRIVATE CREDIT

AND

BCPC ADVISORS, LP

THIS AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT (the “Amendment”) is made as of March 11, 2026 by and between BAIN CAPITAL PRIVATE CREDIT (the “Fund”) and BCPC ADVISORS, LP (the “Adviser”).

WHEREAS, the Fund and the Adviser entered into an Investment Management Agreement as of September 28, 2023 (the “Agreement”), pursuant to which the Fund retained the Adviser to furnish investment advisory services to the Fund;

WHEREAS, the Fund and the Adviser desire to amend the Agreement to make certain non-material revisions in response to comments from state regulatory authorities.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.
The following replaces Section 9(e) in its entirety:

(e) Without the approval of holders of a majority of the Shares entitled to vote on the matter, or such other approval as may be required under the mandatory provisions of any applicable laws or regulations, or other provisions of the Declaration of Trust, the Adviser shall not: (i) modify this Agreement except for amendments that do not adversely affect the rights of the shareholders; (ii) appoint a new Adviser (other than a sub-adviser pursuant to the terms of this Agreement and applicable law); (iii) sell all or substantially all of the Fund’s assets other than in the ordinary course of the Fund’s business; or (iv) except as otherwise permitted herein, voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Fund and would not materially adversely affect the shareholders; or (v) cause the merger of the Fund.

2.
The following replaces Section 12(d) in its entirety:

(d) The Adviser covenants that it shall not permit or cause to be permitted the Fund’s funds to be commingled with the funds of any other person and the funds will be protected from the claims of affiliated companies and creditors of the affiliated companies.

3.
Except as expressly modified hereby, the Agreement shall remain in full force and effect in accordance with its terms.
4.
This Amendment shall be construed in accordance with the laws of the State of Delaware and in accordance with the applicable provisions of the 1940 Act and the rules and regulations thereunder. To the extent that the applicable laws of the State of

Exhibit 10.3

Delaware or any provisions herein conflict with the applicable provisions of the 1940 Act, the latter shall control.
5.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page follows]

Exhibit 10.3

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first written above.

BAIN CAPITAL PRIVATE CREDIT

By: /s/ Michael Ewald

Name: Michael Ewald

Title: Chief Executive Officer

BCPC ADVISORS, LP

By: /s/ Adriana Rojas Garzón

Name: Adriana Rojas Garzón

Title: Associate General Counsel